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                                                                     EXHIBIT 21

                            LIST OF SUBSIDIARIES OF
                       GRAY COMMUNICATIONS SYSTEMS, INC.

                   NAME                            JURISDICTION OF INCORPORATION
                   ----                            -----------------------------
The Albany Herald Publishing Company, Inc.                    Georgia

The Rockdale Citizen Publishing Company                       Georgia

The Southwest Georgia Shopper, Inc.                           Georgia

Gray Kentucky Television, Inc.                                Georgia

KTVE Inc.                                                    Arkansas

WALB-TV, Inc.                                                 Georgia

WCTV Operating Corp.                                          Georgia

WJHG-TV, Inc.                                                 Georgia

WRDW-TV, Inc.                                                 Georgia

WVLT-TV, Inc.                                                 Georgia

Gray Real Estate and Development Company                      Georgia

Gray Transportation Company, Inc.                             Georgia

Porta-Phone Paging, Inc.                                      Georgia

Gray Television Management, Inc.                              Delaware

Porta-Phone Licensee Corp.                                    Delaware

WALB Licensee Corp.                                           Delaware

WCTV Licensee Corp.                                           Delaware

WJHG Licensee Corp.                                           Delaware

WKYT Licensee Corp.                                           Delaware

WRDW Licensee Corp.                                           Delaware

WYMT Licensee Corp.                                           Delaware

WVLT Licensee Corp.                                           Delaware